FORM 8-K

                         SECURITIES AND EXCHANGE COMMISSION


                               Washington, D.C. 20549





                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): January 20, 1995




                                 ROSE'S STORES, INC.
               (Exact name of registrant as specified in its charter)


                                      Delaware
                   (State or other jurisdiction of incorporation)


0-631                                               56-0382475
(Commission File Number)               (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina
                                                          27536
(Address of principal executive offices)                  (Zip Code)


                                   (919) 430-2600

                (Registrant's telephone number, including area code)
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Item 5.  Other Events

      On September 5, 1993, the Registrant filed a voluntary Petition for Relief under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Court"). The Registrant is in possession of its property and is maintaining and operating its property as a debtor-in-possession pursuant to the provisions of Sections 1107 and 1108 of the Bankruptcy Code. On August 1, 1994, the Registrant filed with the Court a proposed Joint Plan of Reorganization with the consent of the official unsecured creditors committee, the pre-petition secured senior noteholders, and the official equity committee. On October 5, 1994, the Court approved a First Amended Disclosure Statement that described the proposed First Amended Joint Plan of Reorganization (the "Plan") and approving the solicitation of acceptances and rejections of the Plan from various classes of creditors and equity holders prior to the Court's holding a confirmation hearing. On December 14, 1994, the Court confirmed the Plan and entered an order ("Confirmation Order") to that effect.

      The Registrant has periodically reported material events related to the bankruptcy proceedings in its Form 10-K, 10-Qs and 8-Ks.

      On January 20, 1995, the Registrant announced that it had satisfied one of the conditions required under the Plan to emerge from Chapter 11. According to the terms of Section 8.1 of the Plan, if certain events ("Alternate Treatment Events") occur and are not satisfied or waived as required under the Plan, the Registrant is required to implement the cessation of its business and the immediate sale and disposition of its remaining inventory, fixtures and other assets. One Alternate Treatment Event under the Plan is the Registrant's failure to meet a financial target (the "EBIDTA Target").

      The EBIDTA Target for the eleven (11) fiscal months ending on and calculated as of December 31, 1994, as measured on January 20, 1995, must total at least Twenty-Five Million Dollars ($25,000,000). EBITDA is defined in the Plan to include, for each period, the sum of consolidated net income plus consolidated interest charges plus consolidated taxes deducted in arriving at consolidated net income plus consolidated non-cash charges (including depreciation, amortization and Last-In-First-Out (LIFO) reserve charges), less any consolidated non-cash income (including LIFO reserve credits), plus extraordinary cash losses and less extraordinary cash gains, both calculated in accordance with GAAP. The Registrant has satisfied the minimum EBITDA Target required under the terms of the Plan for the eleven-month period ending on December 31, 1994.

      In addition to meeting the required minimum EBITDA Target, the Registrant must satisfy other conditions in order to emerge from Chapter 11 under the terms of the Plan. The most significant of these conditions is to obtain and finalize a financing arrangement with a lending institution to enable the Registrant to fund its working capital requirements and certain other financial obligations after emerging from Chapter 11. The Registrant secured a commitment letter to provide such financing from G. E. Capital in July of 1994, which was approved by the Court on August 2, 1994. Negotiations are progressing with G. E. Capital with respect to the specific terms and conditions as set forth in the commitment letter; however, there can be no assurance that the Registrant will be able to obtain such financing or that all of the other conditions precedent to the Plan's becoming effective will be met.

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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ROSE'S STORES, INC.



Date:  January 24, 1995                By:/s/

                                       Jeanette R. Peters
                                       Senior Vice President
                                       Chief Financial Officer